UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2005

VITRIA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27207	77-0386311
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

945 Stewart Drive
Sunnyvale, CA 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 212-2700

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to Non-Employee Director Compensation Policy

     On June 21, 2005, the Board of Directors of Vitria Technology, Inc. (the “Company”) amended the Company’s Non-Employee Director Compensation Policy. The amended Non-Employee Director Compensation Policy is attached hereto as Exhibit 10.42.

     The Non-Employee Director Compensation Policy, as amended, provides that each non-employee director will receive a quarterly cash retainer of $8,000. Each non-employee director serving as a chairman of a committee of the Board of Directors will receive an additional quarterly cash retainer of $2,500. Further, each non-employee director will receive an annual grant of a stock option to purchase 15,000 shares of Vitria common stock, beginning on August 31, 2005. The stock option grant is conditioned on the non-employee director attending at least 75% of the meetings of the Board of Directors and each committee on which he or she serves. The stock option grant will vest in equal monthly installments over a period of 36 months. All non-employee directors will be reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors and its committees.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit
Number	Description
10.42	Non-Employee Director Compensation Policy.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRIA TECHNOLOGY, INC.

Dated: June 24, 2005	By:	/s/ Michael D. Perry

Michael D. Perry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.42	Non-Employee Director Compensation Policy.